               JOINT FILING INFORMATION

Reporting Person:	SOROS FUND MANAGEMENT LLC
Address:	250 WEST 55TH STREET
38TH FLOOR
NEW YORK, NY 10019

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	OWL ROCK CAPITAL CORPORATION
Date of Event Requiring Statement:	6/29/2016

Signature:	/s/ Maryann Canfield Maryann Canfield, as General Counsel

Reporting Person:	GEORGE SOROS
Address:	250 WEST 55TH STREET
38TH FLOOR
NEW YORK, NY 10019

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	OWL ROCK CAPITAL CORPORATION
Date of Event Requiring Statement:	6/29/2016

Signature:	/s/ Maryann Canfield Maryann Canfield, as Attorney-in-Fact

Reporting Person:	ROBERT SOROS
Address:	250 WEST 55TH STREET
38TH FLOOR
NEW YORK, NY 10019

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	OWL ROCK CAPITAL CORPORATION
Date of Event Requiring Statement:	6/29/2016

Signature:	/s/ Maryann Canfield Maryann Canfield, as Attorney-in-Fact